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                                 Exhibit 11

                         MAHASKA INVESTMENT COMPANY
                             AND SUBSIDIARIES
             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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

                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                     ---------------------
                                                        1998        1997
                                                     ----------  ----------
EARNINGS PER SHARE INFORMATION:
---------------------------------------------------
Weighted average number of shares
  outstanding during the year......................   3,673,186   3,714,063

Weighted average number of shares
  outstanding during the year
  including all dilutive potential shares..........   3,883,623   3,824,440

Net earnings.......................................  $1,429,547   1,378,232

Earnings per share - basic.........................  $     0.39        0.37

Earnings per share - diluted.......................  $     0.37        0.36

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